SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
-----------------------


FORM SB-2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933
-------------------------

The Herbalist, Inc.
(Name of small business issuer in its charter)

           Nevada                    2833                    88-0423600
   (State of Incorporation)      (Primary Standard Industrial   (I.R.S.
Employer
                                 Classification Code Number)     Identification
                                                                    Number)



79811 "A" Country Club Drive
Suite 203
Bermuda Dunes, CA 92201
(760) 345-2400(PHONE)


(Address and telephone number of principal executive offices)
-------------------------
79811 "A" Country Club Drive
Suite 203
Bermuda Dunes, CA 92201
(760) 345-2400 (PHONE)

(Address of principal place of business or intended principal place of business)
-------------------------

KENNETH G. EADE
Attorney at Law
827 State Street, Suite 12
Santa Barbara, CA 93101
(805)560-9828 (PHONE)
(805) 560-3608 (TELECOPY)

  (Name, address and telephone number of agent for service)
                    -------------------------

COPIES TO:

KENNETH G. EADE
Attorney at Law
827 State Street, Suite 12
Santa Barbara, CA 93101
(805)560-9828 (PHONE)
(805) 560-3608 (TELECOPY)
-------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /      /
                                       -------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  /      /
         --------
If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box: /      /
               -------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            CALCULATION OF REGISTRATION FEE

<F>
TITLE OF EACH             DOLLAR              PROPOSED      PROPOSED
AMOUNT OF
CLASS OF SECURITIES       AMOUNT TO MAXIMUM   AGGREGATE     MAX. AGGREGATE
REGISTRATION
FEE
-------------------       -----------------   ---------     --------------  ---
---------
Common Stock, .001 par    $25,000              $.50          $25,000        $
6.60

Total                     $25,000              $.50          $25,000        $
6.60





Prospectus

The Herbalist, Inc.

50,000 SHARES OF COMMON STOCK

Up to 50,000 of the shares of common stock offered are being sold by The Herbalist, Inc.. There is no minimum purchase requirement and no escrow, and the proceeds may be used by The Herbalist in its discretion. There is no established public market for our common stock, and the offering price has been arbitrarily determined. Our Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that The Herbalist's common stock will ever be quoted on any quotation service or that any market for our stock will ever develop. This offering is self- underwritten. Shares will be sold by The Herbalist's officers and Directors, without the use of an underwriter.

                             ------------------------


        Price            Underwriting            Proceeds
        To               Discounts and           To
        Public           Commissions (2)         Company (1)
        ------           ---------------         ----------
Per Share $.50            $   0                   $ .50

Total $ 25,000            $   0                   $25,000

(1) Before deducting expenses payable by The Herbalist, estimated at approximately $5,500. This offering is self-underwritten, so The Herbalist is not obligated to pay commissions or fees on the sales of any of the shares. This offering is for up to 50,000 common shares. There is no minimum contingency, and the proceeds may be used in The Herbalist's discretion.

(2)The shares of Common Stock are being offered by The Herbalist through its officers and directors, subject to prior sale, when, as, and if delivered to and accepted by The Herbalist and subject to the approval of certain legal matters by counsel and certain other conditions. The Herbalist reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.


     The date of this prospectus is , 2002

                                TABLE OF CONTENTS
                                                      PAGE
                                                    ---------

Prospectus Summary..............................                 1
Risk Factors....................................                 3
     The Herbalist is a development stage company
     which may make it difficult to evaluate
     our future prospects......................                  3
     Our financial status creates a doubt whether
     we will continue as a going concern, and,
     if we do not continue as a going concern,
     investors may lose their entire investment...               3
     Our success depends on generating awareness of
     The Herbalist name in association with the
     herbs we sell.................................              3
     If we are not successful in raising at least
     $10,000 in the next twelve months, investors
     may lose their entire investment..............              3
     We will need additional capital to fund our
     expected needs for working capital and capital
     expenditures.................................               3
     We depend on our two officers who comprise the
     entire management team at the present time......            5
     The Herbalist has complete discretion in spending
     the proceeds of this offering...................            6
     Related party transactions and possible conflicts
     of interest affect investors' investment in our
     shares...........................................           6
     We do not have an encrypted link for credit card
     sales and we may not be able to generate sales
     if our website and systems are not as convenient
     to use as the sites of our competitors............          6
     We face intense competition in Internet vitamin
     sales...........................................            7
     Consumers may not accept an online source for
     our products....................................            7
     Extensive governmental regulation could limit
     our sales or add significant additional costs...            7
     The sale of vitamins and minerals involves
     product liability and other risks..............             7
     We depend on third party shippers to deliver our
     products in a timely manner..................               7
     Our present systems are inadequate to support
     rapid growth in user demand..................               8
     Our computer and communications systems may
     fail or experience delays.....................              8

     We depend on continued growth in use of the
     Internet and online commerce..................              8
     We may be unable to respond to rapid changes in
     the online commerce industry..................              8
     This offering has no escrow, and investor funds
     may be used on receipt.........................             9





Use of Proceeds.................................        12
Dividend Policy.................................        13
Price Range of Securities.......................        13
Capitalization..................................        13
Dilution........................................        14
Selected Financial Data.........................        13
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        14
Business........................................        17
Management......................................        27
Certain Transactions............................        29
Principal Stockholders..........................        30
Description of Securities.......................        30
Shares Eligible for Future Sale.................        32
Plan of Distribution............................        33
Legal Matters...................................        34
Experts.........................................        34
Index to Financial Statements...................        35

------------------------

PROSPECTUS SUMMARY

CORPORATE BACKGROUND


The Herbalist was organized on February 10, 1997, under the former name, Fancy Farms, Inc., has not generated any revenue and is still a development stage corporation. The Herbalist changed its name to "The Herbalist, Inc." on October 7, 1999. We have not yet commenced our plan of operations, which is to sell herbal tea remedies from an e-commerce web site on the Internet. The Internet web sites have been developed and we are preparing to put them into operation. We cannot predict whether or not that Herbalist's common stock will ever develop a market. The Herbalist's mailing address is 79811 "A" Country Club Drive, Suite 203, Bermuda Dunes, California. The telephone number of its principal executive office is (760) 345-2400. Our plan of operations depends upon raising sufficient funds to engage in traditional and Internet advertising and promotion of our web site and products. The Herbalist is controlled by two individuals who devote only 25% each of their time to the business of The Herbalist. There can be no assurance that The Herbalist's common stock will ever develop a market.


                                   THE OFFERING

Common Stock Offered..................... Up to 50,000 shares

Common Stock Outstanding after the
  Offering............................... 7,550,000 shares(1)

Use of Proceeds.......................... Working capital

Symbol................................... None

Risk Factors........................  The shares of Common stock offered involve a
                                      high degree of risk and
                                      immediate substantial
                                      dilution. See"Risk Factors"

Term of offering...................  Until _________, 2002

               -------------------------------------

                              SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to March 31, 2002 and the consolidated balance sheet data at March 31, 2002 come from The Herbalist's audited Consolidated Financial Statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to March 31, 2002 come from The Herbalist's audited financial statements for those years, which are included in this Prospectus. These statements include all adjustments that The Herbalist considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended 2000 do not necessarily indicate the results to be expected for the full year or for any future period.


BALANCE SHEET DATA:

                                          March 31, 2002
                                        -----------------
Assets: .............................      $    0
                                            =======

Liabilities - Accounts Payable ......      $    0
                                            -------
Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 50,000,000 shares,
    Issued 7,500,000 shares at December
    31, 2001.......................         7,500
  Paid-In Capital ..................           --
  Retained Deficit .................       (7,500)

                                             -------
     Total Stockholders' Equity .......        --
                                             -------
      Total Liabilities and
       Stockholders' Equity .............  $    0
                                             =======

STATEMENT OF OPERATIONS DATA:

                                                  Cumulative
                                                    Since
                                                  inception
                               Period ended           of
                               Dec. 31,2001       Development
                                                     Stage
                             ----------------        -----
Revenues:                      $     --            $   --
General and administrative
 Expenses:                        7,500              7,500
                             ----------------        -----

     Net Loss                   $(7,500)           $(7,550)
                             ----------------        -----
Loss per share                $      --            $   --
                             ================        =====

             -------------------------------------------------------

                                   RISK FACTORS

Prospective Investors in the Shares offered should carefully consider the following risk factors, in addition to the other information appearing in this prospectus.

The Herbalist is a development stage company with no operating history, which may make it difficult to evaluate our future prospects.

The Herbalist's prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an industry characterized by intense competition. Since inception, The Herbalist has incurred losses of $7,500, and we expect to incur net losses in the foreseeable future. These losses are in the form of pre-operating expenses, since we have just begun operations.

Our financial status creates a doubt whether we will continue as a going concern, and, if we do not continue as a going concern, investors may lose their entire investment.

As noted in note 4 to our financial statements, we have nominal assets and no current operations with which to create operating capital. We seek to raise operating capital to promote and advertise our web site in an offering of our common stock on Form SB-2. Our company's plan specifies a minimum amount of $10,000 in operating capital to operate for the next 12 months. However, there can be no assurance that such offering will be successful.

Our success depends on generating awareness of the The Herbalist name in association with the herbs we sell.

We intend to spend the majority of proceeds from this and future offerings on marketing and promotional expenditures for our website, which may not be successful in generating any awareness of our website. We must establish, maintain and enhance the The Herbalist name to attract customers to our website and to generate revenues from product sales. Name recognition and customer loyalty will become increasingly important as more companies with established brands in online services or vitamins, nutritional supplements and minerals offer competing services on the Internet. Development of the The Herbalist name will depend largely on our success in providing a quality online shopping experience supported by high levels of customer service.

If we are not successful in raising at least $10,000 in the next twelve months, investors may lose their entire investment.

If we are unsuccessful in raising at least $10,000 from this offering for our operations during the next twelve months, we will be unable to pay our minimum operating expenses, and, unless we have financial contributions from our principal, we will be forced to temporarily or permanently cease our operations. This may result in investors losing their entire investment.

We will need additional capital to fund our expected needs for working capital and capital expenditures.

We require substantial capital to fund our business. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We expect that the net proceeds of this offering will be sufficient to meet our expected needs for working capital and capital expenditures for at least the next 12 months. However, we may need to raise additional funds prior to the end of this period, and, if additional capital is required, we expect to attempt to sell additional shares though private placements of our stock. If we raise future capital in private offerings, depending on the terms of the private offerings, it may dilute the holdings of investors who purchase our shares in this offering beyond the dilution figures we have presented in this prospectus. We cannot be certain that additional financing will be available to us when required on favorable terms or at all. Our inability to obtain adequate capital would limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business.

We depend on our two officers who comprise the entire management team at the present time.

Our success depends on hiring, retaining and integrating senior management and skilled employees in order to expand our business. We have only two officers; Robert T. Yarbray, Jr.the president, secretary, and director of The Herbalist, and Franklin R.Scivally, the chief financial officer and director, who each devote approximately 25 hours per week to our business. The loss of Mr. Yarbray or Mr. Scivally could slow the growth of our business.

The Herbalist has complete discretion in spending proceeds of this offering.

Once this offering is complete, it is possible that we may decide not to spend any of the proceeds on further development of the website and associated advertising necessary to continue operations.

Related party transactions and possible conflicts of interest affect investors' investment in our shares.

The Herbalist has engaged in transactions with certain of its officers, directors and principal stockholders. The terms of such transactions were determined without arms' length negotiations and could create, or appear to create, potential conflicts of interest which may not necessarily be resolved in The Herbalist's favor. See "Certain Transactions."

We do not have an encrypted link for credit card sales and we may not be able to generate sales if our website and systems are not as convenient or secure as the sites of our competitors.

We plan to use "DC Shop" for credit card sales, which is not as secure for consumers as an encrypted link. We plan to add an encrypted link by phase two of our plan of operations, within the second year of operations, but there can be no assurance that we will do so. This may cause consumers to avoid ordering our products due to privacy and safety concerns about their credit card information.

We must continually improve and enhance the functionality and performance of our website, order tracking and other technical systems to provide a convenient shopping experience. We must also introduce additional or enhanced features and services from time to time to attract and retain customer. Failure to improve these systems effectively or within a reasonable period of time may cause customers to visit our website less frequently or not at all. New services or features may contain errors, and we may need to modify the design of these services to correct errors. If customers encounter difficulty with or do not accept new services or features, they may buy from other online vendors and cause our sales to decline.

We face intense competition in Internet herb sales.

We compete with numerous resellers, manufacturers and wholesalers, including other online companies as well as retail and catalog sources. Most of our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond.

Consumers may not accept an online source for our products.

Our success depends on attracting and retaining a high volume of online customers at a reasonable cost. We may not be able to convert a large number of consumers from traditional shopping methods to online shopping. Factors that could prevent or delay the widespread consumer acceptance of purchasing herbs, nutritional supplements and minerals online, and consequently our ability to increase our revenues, include:

     - shipping charges, which do not apply to shopping at traditional retail stores;

     - delivery time associated with online orders, as compared to the immediate receipt of products at a physical store;

     - pricing that does not meet consumer expectations of finding "the lowest price on the Internet";

     - lack of consumer awareness of our online presence;

     - customer concerns about the security of online transactions and the privacy of personal health information;

     - product damage from shipping or shipments of wrong or expired products, which may result in a failure to establish customer trust in purchasing our products online;

     - delays in responses to customer inquiries or in deliveries to customers; and

     - difficulty in returning or exchanging orders.

Extensive governmental regulation could limit our sales or add significant additional costs to our business.

Because the online market for herbs, nutritional supplements and minerals is relatively new, there is little common law or regulatory guidance that clarifies the manner in which government regulation impacts online sales. Governmental regulation may limit our sales or add significant additional costs to our business. The two principal federal agencies that regulate dietary supplements, including herbs, nutritional supplements and minerals, are the Food and Drug Administration and the Federal Trade Commission. Among other matters, FDA regulations govern claims that assert the health or nutritional value of a product. Many FDA and FTC remedies and processes, including imposing civil penalties in the millions of dollars and commencing criminal prosecution, are available under federal statutes and regulations if product claims violate the law. Similar enforcement action may also result from noncompliance with other regulatory requirements, such as FDA labeling rules. The FDA also reviews some product claims that companies must submit for agency evaluation and may find them unacceptable. State, local and foreign authorities may also bring enforcement actions for violations of these laws. In addition, because we sell products outside the United States, our business is also subject to the risks associated with United States and foreign legislation and regulations relating to exports. See "Business -- Government Regulation" for additional discussion of the government regulations impacting our business.

The sale of herbs and minerals involves product liability and other risks.

Like any other distributor or manufacturer of products that are ingested, we face an inherent risk of exposure to product liability claims if the use of our products results in illness or injury. If we do not have adequate insurance or contractual indemnification, product liability claims could have a material adverse effect on our business. The Herbalist has no current product liability insurance. Manufacturers and distributors of herbs, nutritional supplements and minerals have been named as defendants in product liability lawsuits from time to time. The successful assertion or settlement of an uninsured claim, or the failure to obtain adequate insurance coverage would harm us by adding further costs to our business and by diverting the attention of our senior management from the operation of our business.

Some of our products contain innovative ingredients or combinations of ingredients, and there is little long-term experience with human consumption of these ingredients or combinations in concentrated form. In addition, interactions of these products with other similar products, prescription medicines and over-the-counter drugs have not been fully explored. Although the manufacturers may perform research and tests in connection with the formulation and production of the products that we sell, there are no conclusive clinical studies regarding many of our products. We depend upon customer perceptions about the safety and quality of our products and of similar products distributed by our competitors. The mere publication of reports asserting that a particular product may be harmful may substantially reduce or eliminate sales of the product, regardless of whether the reports are scientifically supported and regardless of whether the harmful effects would be present at recommended dosages. Herbs, nutritional supplements and minerals are subject to sharp increases in consumer interest, which in some cases stems from discussion of particular products in the popular press.

We depend on third party shippers to deliver our products in a timely manner.

Our customers cannot visit physical stores to pick up our products. Our product distribution relies instead on third-party delivery services, including the United States Postal Service and United Parcel Service. Strikes and other interruptions may delay the timely delivery of customer orders, and customers may refuse to purchase our products because of this loss of convenience.

Our present systems are inadequate to support rapid growth in user demand.

Our success depends on generating a high volume of traffic to our website. However, growth in the number of users accessing our website may strain or exceed the capacity of our computer systems and lead to declines in performance or system failure. We believe that our present systems will not be adequate to accommodate rapid growth in user demand. Increased sales volume as a result of increased traffic may exceed our supply and fulfillment capabilities. Failure to accommodate increased traffic may decrease levels of customer service and satisfaction.

Our computer and communications systems may fail or experience delays.

Our success, and in particular our ability to receive and fulfill orders and provide quality customer service, depends on the efficient and uninterrupted operation of our computer systems. System interruptions may result from fire, power loss, water damage, telecommunications failures, vandalism and other malicious acts and problems related to our equipment. Our website may also experience disruptions or interruptions in service due to failures by third-party communications providers. We depend on communications providers and our website host to provide our customers with access to our website. In addition, our customers depend on their own Internet service providers for access to our website. Periodic system interruptions will occur. These occurrences may cause customers to perceive our website as not functioning properly and therefore cause them to stop using our services.

We depend on continued growth in use of the Internet and online commerce.

Our success depends upon the ability of the Internet infrastructure to support increased use. The performance and reliability of the Internet may decline as the number of online users grows or bandwidth requirements increase. The Internet has experienced a variety of outages due to damage to portions of its infrastructure. If outages or delays frequently occur in the future, Internet usage and usage of our website may grow slowly or decline. Concerns about inadequate Internet infrastructure, security, reliability, accessibility, privacy and the availability of cost-effective, high-speed service also may inhibit growth in Internet usage. Even if the necessary infrastructure or technologies develop, we may incur significant costs to adapt our operating strategy. Our success also depends upon acceptance and use of online commerce as an effective medium of commerce. Widespread use of the Internet and online commerce is a recent phenomenon. A large base of consumers may not adopt and continue to use the Internet as a medium of commerce.

We may be unable to respond to rapid changes in the online commerce industry.

To be competitive, we must continue to enhance and improve the responsiveness, functionality and features of our website. Online commerce has been characterized by rapid technological change, evolving industry standards, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our website, technology and systems obsolete. We must obtain licensed technologies useful in our business, enhance our existing services, develop new services and technologies that address sophisticated and varied consumer needs, respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis and address evolving customer preferences. We may experience difficulties that delay or prevent our being able to respond to these changes.

The offering has no escrow, and investor funds may be used on receipt.

There is no escrow of any funds received by The Herbalist in this offering, and any funds received may be used by The Herbalist for any corporate purpose as the funds are received.

                                 USE OF PROCEEDS

The net proceeds to The Herbalist from the sale of the shares of Common stock offered are estimated to be approximately $19,500 if all shares in this offering are sold. The Herbalist intends to use these proceeds for web site promotion, working capital and general corporate purposes, as follows:


Use                               Amount


Web site development              10,000
Web site promotion                 3,500
Management salaries                    0
Employee salaries                  4,500
Working capital                    1,500
                                 --------
Total:                           $19,500

The following table shows the Company's use of proceeds if 25%, 50%, 75%, and/or 100% of the shares are sold. Further, there can be no assurance that any shares will be sold in this offering.

                        10%       25%        50%          75%
                        ---       -----    ------       -------

Web site development     550      1,000     2,000        6,500
Web site promotion       350        875     1,750        2,625
Management salaries        0          0         0            0
Employee salaries        450      1,125     2,250        3,375
Working capital          500      1,250     2,500        3,750
                        ------    -----     -----      -------
Totals:               $1,850     $4,250    $8,500      $16,250


The allocation of the net proceeds of the Offering set forth above represents The Herbalist's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and The Herbalist's future revenues and expenditures. If any of these factors change, The Herbalist may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                                 DIVIDEND POLICY

The Herbalist has never declared or paid cash dividends on its capital stock. The Herbalist currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

                            PRICE RANGE OF SECURITIES

The Herbalist's common stock is not listed or quoted at the present time, and there is no present public market for The Herbalist- Herb's common stock. Therefore, there can be no assurance that a public market for The Herbalist's common stock will ever develop.

                                  CAPITALIZATION

The following table sets forth the short-term debt and capitalization of The Herbalist as of March 31, 2002. The table should be read in conjunction with the Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.


BALANCE SHEET DATA:
---------------------
                                        March 31, 2002
                                        -----------------
Assets: .............................      $    0
                                            =======

Liabilities - Accounts Payable ......      $    0
                                            -------
Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 50,000,000 shares,
    Issued 7,500,000 shares at March
    31, 2002.......................         7,500
  Paid-In Capital ..................           --
  Retained Deficit .................       (7,500)

                                             -------
     Total Stockholders' Equity .......        --
                                             -------
      Total Liabilities and
       Stockholders' Equity .............  $    0
                                             =======

                                     DILUTION

As of March 31, 2002, The Herbalist's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of The Herbalist's tangible assets less its total liabilities. Net tangible book value per share represents The Herbalist's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding.
After giving effect to the sale of 50,000 shares at an offering price of $.50 per share of Common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,500), The Herbalist's net tangible book value as of the closing of this offering would increase from $0 to $.002 per share. This represents an immediate increase in the net tangible book value of $.005 per share to current shareholders, and immediate dilution of $.498 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock ......  $ 0.50
Net tangible book value per share before .............  $ 0
Increase per share attributable to new investors......  $  .002
Net tangible book value per share after offering......  $  .002
Dilution per share to new investors...................  $ 0.498
Percentage dilution......................................99.6%


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with The Herbalist's Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

                                 COMPANY OVERVIEW

COMPANY OVERVIEW

The Herbalist was organized on February 10, 1997, and has just recently commenced operations. The Herbalist has a plan of operations to engage in the business of selling herbal teas, commonly referred to as herbal remedies, from its web sites, which it plans to equip as e commerce web sites. Since the web site has just been launched and has not been advertised or promoted yet, The Herbalist has virtually no operations, assets or revenue and has net losses consisting of pre-operating expenses, of $7,500. The Herbalist's common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that its common stock will ever develop a market.

                          PLAN OF OPERATIONS-IN GENERAL

The Herbalist's plan of operations is to be the number one seller of herbal teas on the Internet. Herbal teas are available usually from local boutiques, which are not present in every area. The Herbalist plans to only sell the very best quality herbal teas, based on formulas created by herbalists. In management's opinion, herbs can be easily ordered from the Internet, because, in management's opinion, they are not the type of items which require physical inspection, as herbs are usually packaged securely and safely, and buyers of herbs rely on the ingredients of the herbs rather than a physical inspection of them. We will provide a satisfaction guarantee and full refund and, if customers are not satisfied, they may return the unopened product for a full refund. The Herbalist will seek to establish an aggressive marketing plan both on the Internet and conventionally.

The Herbalist presently has no cash with which to satisfy any future cash requirements. The Herbalist will need a minimum of $10,000 to satisfy its cash requirements for the next 12 months. In order to raise this minimum amount of capital, The Herbalist depends on the success of this offering in selling at least 50% of the shares offered. If we are not successful in raising in selling at least 50% of the shares in this offering, we will have to seek a private placement of our stock or borrow from our principals. We have not engaged in any private placements of our common stock to date.

Our minimum operating expenses are relatively low, and management expects that the majority of proceeds from these offerings can be invested in further development, promotion and advertising of the website, which should develop, within the next 12 months, sufficient gross revenues, to support minimum operating overhead of less than $1,000 per month. The Herbalist does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs. The Herbalist does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees, with the exception of the fact that it intends to hire additional clerical employees. The Herbalist has no current material commitments. The Herbalist has generated no revenue since its inception.

The Herbalist has just recently commenced operations. It has obtained domain names for its web site, and is in the process of developing and launching an e-commerce site, www.herbal-remedy-advice.net, and a duplicate web site at www.herbal-remedy-advice.com. The website will be developed by a website developer in exchange for 100,000 common shares of The Herbalist stock. Over the next twelve months, The Herbalist plans to establish itself on over 1500 Internet search engines and Internet links. We will submit our website name, description and search key words to Alta Vista, Excite, Goto.com, Lycos, Infoseek, Webcrawler, HotBot, What-U-Seek, Infomak, Northern Light, AOL Netfind, Euroferret, PlanetSearch, Rex, Anzwers, Ibcnet, Infospace, SearchKing, UK Index, Por Find, Powercrawler, Fireball, Intersearch, and over 275 links and Internet classifieds.

Since we have not yet promoted our site on these search engines and links, and have not yet done any advertising or promotion, we have not made any herb sales to date, and still must be considered to be a developmental stage company with limited operations and no revenue.

The Herbalist has generated no revenue to date, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that The Herbalist will be successful in raising the capital it requires through the sale of its common stock.

                                     BUSINESS
IN GENERAL

The Herbalist has not booked any significant research and development costs and therefor do not expect to pass any of those costs to customers, and has no hard product development or research and development costs, because the development of its web sites will be performed in exchange for common stock.

The Herbalist's mailing address is 79811 "A" Country Club Drive, Bermuda Dunes, CA 92201. The telephone number of its principal executive office is (800) 929-6147.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. The Herbalist's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

The Herbalist

The Herbalist's plan of operations is to be the number one seller of herbal teas on the Internet. The Herbalist plans to only sell the very best quality herbal formulas created by herbalists.

Herbal teas are available primarily from boutique type herbal stores, which are not present in every community. The Herbalist plans to offer herbal formulas created by herbalist and a special toll free telephone number for customers to call if they need to speak to the herbalist. The Herbalist has not yet hired an herbalist, who will work for 50% of a $50 consultation fee per customer. It has not yet placed a toll free telephone number for herbal consultation into service. It has commenced operation of its e commerce web site. Upon the receipt of further operating capital, The Herbalist plans to establish its advice line and will seek to establish an aggressive marketing plan both on the Internet and conventionally.


Our strategy is to become a leading online source for herbs and herbal remedies by positioning ourselves on Internet links and search engines, and by conventional direct mail advertising. All conventional advertising and marketing will be done internally. We do not intend to hire an outside advertising agency. Our website developer will, in return for payment in common stock, establish a regular submission schedule to all major search engines and links to sites of similar interests to establish traffic to our website, and will, along with management, analyze weekly traffic and source reports from reporting software which monitors our websites.

Our e-commerce website will be located at www.herbal-reemdy-advice.com and www.herbal-remedy-advice.net.

                                BUSINESS STRATEGY


The online opportunity.

We believe that the Internet is uniquely qualified to become the "channel of choice" for herbs, nutritional supplements and minerals. Using the Internet, we offer a highly efficient solution that allows customers to research a large selection of products in the convenience and privacy of their own homes so that informed purchase decisions may be made. In addition, we believe that the privacy of the Internet enables consumers to feel more comfortable in purchasing personal products, since the information conveyed is confidential. These benefits, together with the convenience of being able to shop 24 hours per day, seven days per week, the ability to reorder products easily and the availability of a large product selection make the Internet an excellent distribution channel for these products. In November 1998, Packaged Facts called the World Wide Web an "ideal place" to market herbs, nutritional supplements and minerals, due in part to the low shipping cost relative to the value of the products, as well as the capability of providing detailed information about a large number of products.

Our goal is to make The Herbalist, Inc. a comprehensive online source for products and information about herbs, nutritional supplements and minerals. To achieve this goal, we are focusing on the following objectives:

     -Offer a large selection of products and provide a convenient shopping experience

By offering an extensive selection of quality products, together with access to product and health-oriented information, we believe that we make our products accessible to a wide range of consumers whose level of interest and knowledge ranges from casual to sophisticated. The easy-to-use search capabilities of our website and its flexible database structure allow customers to tailor the breadth of product choice. We provide consumers with the ability to shop 24 hours per day, seven days per week.

     -Offer compelling content and information. As we enhance our website, we will provide information about herbs, nutritional supplements and minerals, and hyperlinks to credible third-party information sources about health and nutrition on well-known health-related websites, such as www.drkoop.com, www.drweil.com, www.InteliHealth.com and www.onhealth.com.

                                 GROWTH STRATEGY

Our growth strategy focuses on maximizing the lifetime value of our customers by establishing ourselves as a "trusted provider" of herbs, nutritional supplements and minerals and by creating long-term customer relationships. We believe that this strategy will build customer loyalty, encourage repeat purchases, increase average order size and produce recurring revenues. In order to maximize the lifetime value of our customers, we believe that we must:

     - generate high levels of interest and awareness of the The Herbalist brand to encourage consumers to try online purchasing;

     - build customer trust in the The Herbalist brand;

     - provide helpful product information to facilitate informed purchases; and

     - reward customer loyalty.

The key elements of our growth strategy include:

     --Acquire new customers. Our objective is to attract new customers through aggressive marketing initiatives and strategic relationships that generate awareness of the The Herbalist brand as a comprehensive online source for both products and hyperlinks to credible third-party information sources.

     - Accelerate marketing initiatives. We plan to utilize a broad range of advertising and marketing programs to build awareness of The Herbalist, Inc. as a comprehensive online source for products and information. We will use these programs to communicate the value proposition of our website and to encourage new customers to experience online buying. Our marketing initiatives will include online and traditional media, and others and direct and database marketing.

     - Build strategic relationships. We will attempt to build new strategic relationships to enhance the The Herbalist brand. Our goal is to maximize customer retention and to increase order frequency and size across our customer base. Through a combination of quality products, price and service, coupled with the personalization capabilities of the Internet, we plan to build relationships with our customers that will meet their lifetime purchasing needs for herbs, nutritional supplements and minerals. We intend to promote customer retention and growth by utilizing the following strategies:

     - Utilize customer database for target marketing. We plan to develop and target a customer database with e-mail marketing messages designed to stimulate repeat purchases and increased spending. Our database will contain a detailed customer information about the preferences and purchasing patterns of our online customers.

     - Enhance customer experience. To enhance the purchasing experience, we intend to invest in technology, such as customization features, and to increase our offerings. We will use customer feedback and transaction histories to expand our product offerings and to pursue additional revenue opportunities. In addition, we will build strategic relationships and licensing arrangements to expand our content offerings.

                                    MILESTONES

     - First phase. It is anticipated that, if this offering is successful in selling all of the 50,000 shares offered, we will have enough capital to satisfy our cash requirements for the next twelve months. With this capital, we will be able to launch our Internet campaign to build awareness of our brand, and our banner advertising and improve our website by making it easier to use, more secure with advanced encryption technology, and more informative.

This is the first phase of the accomplishment of our goals. Management expects to reach this goal by the end of the sixth month following the closing of this offering, and the source of funds to accomplish this goal are from this offering. We expect to generate our first revenues as a result of this phase.

     - Second phase. Our second phase includes the acceleration of our marketing activities by conventional direct advertising, the establishment of strategic relationships and the expansion of our supplier base, which can only be accomplished by hiring additional clerical personnel and by the raising of additional capital, which we plan to accomplish by private placements of common stock, in the event the funds from this offering are not sufficient. There are no commitments to purchase any of our common stock in a private placement, but we do have private sources to solicit for private placement capital. The successful private placement of our common stock depends upon us establishing a quote for our stock on a national quotation service such as the pink sheets or the NASD Bulletin Board, and there can be no assurance that this can be accomplished. We will continue to rely upon Internet expertise of outside technicians in return for common stock for the improvement of our website and the launching of our Internet campaign to build awareness of our brand, in the event we are unable to raise sufficient capital. The cost of the second phase is estimated by management to be a minimum of $100,000 to a maximum of $250,000. There can be no assurance that we will be able to raise this capital. Depending upon the ability to raise the capital necessary for this phase, we expect that it will be accomplished by the twelfth month after closing of this offering.



                            ADVERTISING AND MARKETING

We intend to pursue comprehensive advertising and marketing campaigns. We have begun to develop name awareness by submitting our website to search engines, at a cost to us of approximately $150 per month. After the receipt of the proceeds of this offering, if any, we intend to implement an aggressive online advertising and marketing campaign to increase awareness of the The Herbalist name and to acquire new customers through multiple channels, including traditional and online advertising, direct marketing and expansion and strengthening of our strategic relationships. We believe that the use of multiple marketing channels reduces reliance on any one source of customers, maximizes brand awareness and promotes customer acquisition. In addition to the specific strategies discussed below, we will seek to maximize the lifetime value of our customers by focusing on purchase frequency and customer retention.

Traditional and online advertising. We intend to pursue a traditional media-based advertising campaign that may include television, radio, print, outdoor and event-based advertising, as well as an aggressive online campaign to build consumer awareness of our website.

The Herbalist will seek to promote its web site and attract visitors to it by becoming predominant on major search engines and banner advertisements. In addition, The Herbalist will promote its web site and its products by conventional advertising and marketing.

To help achieve its sales goals, The Herbalist plans to implement an aggressive online marketing campaign. The objective will be to name awareness for The Herbalist in the online community and to continually acquire new visitors to its Web site. One of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. The Herbalist's online campaign will target sites that generate high traffic from Internet users who fit The Herbalist's customer profile. In order to create this market presence and increase customer awareness, The Herbalist intends to promote its Web site on the most effective search engines, directories and promotional sites the Internet offers. However, there can be no assurance that it will implement these programs. The programs to establish visibility and increase traffic to the web site include directory submissions to make sure The Herbalist is listed in the top five listings on the major search engines such as Yahoo, America Online, Excite, Infoseek, HotBot, AltaVista, and Lycos, when a potential visitor types in key words related to software sales. The reason for this is that many new e commerce consumers seeking vendors of merchandise will perform searches on the major search engines for information. Of course, there can be no assurance that The Herbalist can obtain such a status, but it will continually update its submissions to search engines to keep them current and will update its site weekly. The Herbalist will review its site data to optimize its listing. Once the site data has been perfected, The Herbalist's site will be submitted to the top 75 search engines and promotional sites. While listing a Web site with the search engines and promotional sites is a high priority for the foundation of The Herbalist's Internet program, targeted links with sites of similar interest is another powerful method of obtaining visitors that are interested in The Herbalist's site. The Herbalist will search for sites of similar interest where it is likely to find its target audience to place targeted links. These links will increase targeted traffic to The Herbalist's Web site.


                                   COMPETITION

The herb, nutritional supplement and mineral market is highly fragmented and competitive. In addition, the online commerce market in which we operate is new, rapidly evolving and highly competitive. We expect competition to intensify in the future because current and new competitors can launch websites at a relatively low cost.

We compete with a variety of companies, including health/natural specialty retailers. Our competitors operate in one or more distribution channels, including online commerce, retail stores, catalog operations or direct selling. The companies referred to below are market leaders in this industry. We currently have a weak competitive position compared to these companies.

   - Health/natural specialty retailers. This category is highly fragmented and includes local, regional and national chains, as well as catalog marketers and online retailers. The largest participant in this sector is General Nutritional Centers, which has a nationwide presence and recently launched a website. Another large competitor is NBTY, which sells exclusively private-label products through its Puritan's Pride and Nutrition Headquarters mail order catalogs and its Herb World retail stores. NBTY also sells through separate Herb World and Puritan's Pride websites. In addition, Rexall Sundown, a large manufacturer of herbs, nutritional supplements and minerals, sells directly to consumers through both catalog and direct mail operations. Competitors focusing exclusively on online operations include www.MotherNature.com and www.GreenTree.com. Another significant competitor is The Herb Shoppe, and the affiliated, Herbshoppe.com, who has recently launched their own website. All of these competitors have greater financial resources, product sourcing and experience than The Herbalist and there can be no assurance that The Herbalist will be able to compete successfully on the same scale as these potential competitors.

                                   THE PRODUCTS

The Herbalist offers what management believes is the highest quality herbal teas at prices below any retailer The Herbalist is aware of. Herbal teas are often referred to as "herbal remedies." The Herbalist buys bulk herbs from Frontier Herb Supply, and mixes them according to formulas provided by an herbalist. The teas sell for $15 per bag, and contain a one month supply of herbal tea. The cost of each tea, including the bag, is approximately $3.00.

People use herbal teas as folk remedies for a number of ailments. Each tea is marked specifically to the effect that it is not a medicine, that it has been prepared in accordance with a formula that has been determined by an herbalist, not a physician, and is only intended as a nutritional supplement to ameliorate health, and not to cure a particular problem. Customers are advised to seek the consultation of their physician should serious symptoms occur.

Teas are offered which are designed to strengthen the body with regard to the following conditions: allergy, anxiety, digestion, sexual health, bones, asthma, eyes, body strength, calming, coughing, colds, lung cleansing, cramps, decongestion, cleansing, diabetes support, stress, fertility, feminine strength, flu, fungus, anti-oxidants, detox, urinary problems, liver, male stength, migraines, muscle pain, aches and pains, sleep, PMS, regularity, sinus, aid to quit smoking, sore throat, thyroid, circulation, hair, and weight problems, among other Things.

EMPLOYEES

The Herbalist presently employs its President, Robert T. Yarbray, Jr., and its Treasurer, Franklin R. Scivally, and a clerical employee, who each devote approximately 20 hours per week, equal to one quarter of their total business time, on the business of The Herbalist.


GOVERNMENTAL REGULATION

The processing, formulation, packaging, labeling and advertising of the Company's products are subject to regulation by one or more federal agencies, including the Food and Drug Administration, Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities are also regulated by various agencies of the states and localities in which the Company's products are sold. The FDA, in particular, regulates the formulation, manufacture, and labeling of dietary supplements. Principally through the efforts of the dietary supplement industry, on October 25, 1994, the Dietary Supplement Health and Education Act of 1994 was signed into law. The law amends the Federal Food, Drug, and Cosmetic Act and, in the judgment of the Company, is favorable to the dietary supplement industry. First and foremost, the legislation creates a new statutory class of "dietary supplements". This new class includes herbs, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet. A dietary supplement which contains a new dietary ingredient, one not on the market as of October 15, 1994, will require evidence of a history of use or other evidence of safety establishing that it will reasonably be expected to be safe, such evidence to be provided by the manufacturer or distributor to the FDA before it may be marketed. The legislation also recognizes the need for the dissemination of information about the link between nutrition and health and provides that publications, which are not false and misleading and present a balanced view of available scientific information on a dietary supplement, may be used in connection with the sale of dietary supplements to consumers. Among other changes, the new law prevents the further regulation of dietary ingredients as "food additives" and allows the use of statements of nutritional support on product labels and in other labeling.

On September 23, 1997, the FDA issued final new regulations to implement the 1994 legislation. Among other things, these new regulations establish a procedure for dietary supplement companies to notify the FDA about the intended marketing of a new dietary ingredient or about the use in labeling of statements of nutritional support. The regulations also establish a new format for nutrition labeling on dietary supplements. The new format became mandatory on March 23, 1999.


PROPERTIES

The Herbalist has an oral agreement with The Herbalist president for use of office space at 79811 "A" Country Club Drive, Bermuda Dunes, California, telephones and secretarial services supplied free of charge to The Herbalist. The Herbalist owns its Internet Web site, and the Internet domain names, www.herbal-remedy-advice.com and www.herbal-reemdy-advice.net.

PATENTS

The Herbalist owns its Internet Web site, and the Internet domain names, www.herbal-remedy-advice.com and www.herbal-remedy-advice.net.

LEGAL PROCEEDINGS

The Herbalist is not subject to any pending litigation, legal proceedings or claims.

                                    MANAGEMENT

                 EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of The Herbalist serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of The Herbalist are as follows:

Name                     Age                Position
----                     ---                --------
Robert T. Yarbray         32                President, Director,

Franklin R. Scivally      48                Sec./Treasurer, Director

Robert T. Yarbray, Jr. Mr. Yarbray is the current President, Secretary, and Director of The Herbalist, and has been since inception. He earned his degree in Business Administration at the University of Umea, Sweden, in

Franklin R. Scivally. Mr. Scivally is the Secretary, Treasurer and Director of The Herbalist and has been since its inception. He has been the president of ComputerXpress.com, Inc. since June 1, 1999> He is the owner of the CostPlusFive.com affiliated location in Tuscon, Arizona, a computer store, and has been so employed since March 1, 1999. He is also the president of Scivally Enterprises, LLC. From January, 1992 through December, 1997, he was employed by Questech, Inc. as a project manager. From December 1997 through March 1, 1999, he was the owner of a Cyber Exchange computer store franchise in Tuscon, Airzona. From November 1971 through December 1971, he was a commissioner officer in the U.S. Air Force. He hoilds a Bachelor of Science in Business Manage,ment from the Univeristy of LaVerne and an Associate of Arts in Electronics from Hancock College.


EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation paid by the Company to its Chief Executive Officer and all other executive officers for services rendered to date. No salaries are being paid at the present time. There were no grants of options or SAR grants given to any executive officers during the current fiscal year. Robert Yarbray, Jr. was issued 5,990,000 shares for services and Franklin Scivally was issued 10,000 shares for services.

 Annual Compensation
 -------------------

 Name and Position  Salary               Bonus      Deferred Salary
 -------------------------               -----      ---------------
 Robert T. Yarbray, Jr. -0-                    -0-              -0-
 Franklin Scivally      -0-                   -0-              -0-


The Herbalist has made no provisions for cash compensation to its officers and directors.
                              EMPLOYMENT AGREEMENTS

The Herbalist has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of The Herbalist's board of directors.

                              PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of The Herbalist's Common stock as of March 31, 2002, by (I) each person known by The Herbalist to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of The Herbalist, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                          Shares          Percent     Percent
                          Beneficially    Before      After
                          Owned           Offering   Offering
                          ------------    --------    --------
Name and Address
of Beneficial Owner
-------------------
Robert T. Yarbray, Jr.    5,990,000          79.86%    79.34%
5132 Brentwood Farm Drive
Fairfax, VA 22030

Franklin R.Scivally          10,000          .001%     .001%
200 S. Hampton Hill Court
Tucson, AZ 85711


Officers and Directors
as a Group                 6,000,000         80%       79.47%
------------



CERTAIN TRANSACTIONS

In connection with organizing The Herbalist, on February 10, 1997, Robert T. Yarbray, Jr. was issued 5,990,000 shares of restricted common stock, valued at $.001 per share, in exchange for services, the business plan of The Herbalist, and The Herbalist's web site and domain names, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Mr. Yarbray may be deemed to be a promoter of The Herbalist.

In connection with organizing The Herbalist, on February 10, 1997, Franklin Scivally was issued 10,000 shares of restricted common stock, valued at $.001 per share, in exchange for services, the business plan of The Herbalist, and The Herbalist's web site and domain names, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Mr. Scivally may be deemed to be a promoter of The Herbalist.

                            DESCRIPTION OF SECURITIES

The authorized capital stock of The Herbalist consists of 50,000,000 shares of Common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 2,000,000 shares of Common stock.

Common stock

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative coting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of The Herbalist's directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

All outstanding shares of Common stock are, and the Common stock offered, upon issuance and sale, will be, fully paid and nonassessable.

There are approximately 5 shareholders of record as of the date of this prospectus.

                                PENNY STOCK STATUS

If and when it creates a market for its common stock, The Herbalist's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

     1. Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

     2. Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

     3. Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

     4. The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for The Herbalist's stock.

                   TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common stock is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107; telephone 801-262-0907.

                         SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, The Herbalist will have 9,500,000 shares of Common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with The Herbalist), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of The Herbalist, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of The Herbalist without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above. Prior to this offering, no public market has existed for The Herbalist's shares of common stock. However, The Herbalist's market maker, National Capital, will file an application for a quotation with the NASD Bulletin Board, contingent upon the effectiveness of the registration statement of which this prospectus is a part. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the States of New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is self underwritten by the Company, which offers the Shares directly to investors through officer George White, who will offer the Shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in the Company. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

The offering of the Shares shall terminate twelve months after the date of this prospectus.

We reserve the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

We have not applied for a listing, but have an oral agreement with National Capital to file a Form 211 with the NASD for a quotation of our securities. There is no established public market for The Herbalist's common stock, and the offering price has been arbitrarily determined. There can be no assurance that a public market for the common stock will ever develop.

The first $5,500 in capital raised from this offering will be used to pay the costs of the offering. Funds received in the offering will be immediately available to us for use and will not be placed in an escrow or trust account. There is no minimum number of shares that must be sold in order for us to use any of the proceeds of this offering.

                                  LEGAL MATTERS

The validity of the Common stock offered will be passed upon for the Company by Kenneth G. Eade, Santa Barbara, California.

                                     EXPERTS

The Financial Statements of The Herbalist as of March 31, 2002 included in this Prospectus and elsewhere in the Registration Statement have been audited by Roger G. Castro, independent public accountant for The Herbalist, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                              ADDITIONAL INFORMATION

The Herbalist has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

The Herbalist will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

INDEX TO FINANCIAL STATEMENTS

The Herbalist, Inc.

Independent Auditor's Report ............................   F-1
Balance Sheets
 March 31, 2002 ......................................   F-2

Statements of Operations
 From 2/1/00 (inception) to
 March 31, 2002 ......................................   F-3

Statements of Changes in Stockholders' Equity
 From 2/1/00 (inception) to
March 31, 2002 .......................................   F-4

Statements of Cash Flows
 From 10/07/99 (inception) to
March 31, 2002 .......................................   F-5

Notes to Consolidated Financial Statements ..............   F-6


INDEPENDENT AUDITORS' REPORT
The Herbalist, Inc.
(A Development Stage Company)

I have audited the accompanying balance sheets of The Herbalist.com (a development stage company) as of March 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the period inception (February 10, 1997) to March 31, 2002. These financial statements are the responsibility of The Herbalist's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

     The accompanying financial statements have been prepared assuming the Company will continue as going concern. As discussed in Note 4 to the financial statements, the Company has an accumulated deficit of $1,950 at March 31, 2002. These factors raise substantial doubt about the Company's ability to continue as going concern. Management's plan in regard to these matters is also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Herbalist, Inc., Inc. (a development stage company) as of March 31, 2002, and the results of its operations and its cash flows for the period October 7, 2000 (inception) to March 31, 2002, in conformity with generally accepted accounting principles.

/s/ ROGELIO G. CASTRO
---------------------------
Rogelio G. Castro
Certified Public Accountant
Oxnard, California
April 10, 2002


The Herbalist, Inc.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS



                                        March 31, 2002      March 31, 2002
                                        --------------      -----------------


Assets: ................................$                   $  -
                                        =======              =======
Liabilities - Accounts Payable .........$                   $  -
                                        -------              -------
Stockholders' Equity:
  Common stock, Par value $.001

    Authorized 7,500,000 shares          7,500               7,500
  Paid-In Capital ......................                       -
 Cumulative Net loss....................(7,500)             (7,500)
                                        -------
     Total Stockholders' Equity ........                       -
                                        -------             ---------
     Total Liabilities and

       Stockholders' Equity ............$                   $   -
                                        =======              =======






            These notes are an integral part of these financial statements.





The Herbalist, Inc.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS


                                                 For the period
                                                 inception
                                                 February 10, 1997 1, 2000 to
                                                 March 31, 2002
                                                 -----------------

Revenues: ..................................      $         --

Expenses:

Professional fees                                 $         -

General and Administrative Expenses: ....                7,500

Total                                                    7,500
                                                         -----

     Net Loss ..............................       $    (7,500)
                                                         -----
Loss per share .............................       $        --
                                                         =====













The accompanying notes are an integral part of these financial statements.



The Herbalist, Inc.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD OF INCEPTION
(February 10, 1997) TO March 31, 2002


                           Common stock                   Additional

                           Number of Shares     Amount      Paid in
Retained
                                                            Capital
(Deficit)  Total
                          -------------------   ------      --------      -----
----  -----

Stocks issued for services
at inception                 7,490,000           $7,490         $--       $   -
     $7,490

Net loss December 31, 1997
(7,490)   (7,490)

Balance, December 31, 1997   7,490,000            7,490
(7,490)     -

Balance, December 31, 1998   7,490,000            7,490
(7,490)     -

Balance, December 31, 1999   7,490,000            7,490
(7,490)     -

Stocks issued for services      10,000               10                      (
10)     -

Net loss, March 31, 2002                                                  (
10)

Balance, March 31, 2002   7,500,000            7,500
(7,500)     -

Balance, March 31, 2002   7,500,000            7,500
(7,500)     -
                             ----------           -----                      --
----   -----



         The accompanying notes are an integral part of these financial statements.



The Herbalist, Inc.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS


                                                     For the period
                                                     inception
                                                     February 10, 1997 to
                                                     March 31, 2002
                                                     -----------------

CASH FLOWS FROM OPERATING
ACTIVITIES:

Operating Activities

Net Loss ............................................   $(7,500)

Stocks issued for services                                7,500
                                                         -------
Net cash used by operating activites                          0

Cash and Cash Equivalents
  at Beginning of Period ............................      --
                                                        -------
Cash and Cash Equivalents
  at End of Period .................................. $   --
                                                         =======
NON CASH DISCLOSURES


7,500,000 shares issued for services                     7,500








  The accompanying notes are an integral part of these financial statements.


The Herbalist, Inc.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FROM 2/1/00 (INCEPTION) TO March 31, 2002


NOTE 1. DESCRIPTION OF THE BUSINESS
The Herbalist was incorporated under the laws of the state of Nevada on February 10, 1997 under the original name, Fancy Farms, Inc. Its name was changed to The Herbalist, Inc. on October 7, 1999, The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Nevada including, without limitation, to provide sales of herbs on the Internet.

The Herbalist has been in the development stage since its formation on February 10, 1997. Planned principal operations have only recently commenced since then, but The Herbalist has not generated any significant revenue.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

A.  The Herbalist uses the accrual method of accounting.

B. Revenues and are recognized and recorded when ordered goods are paid for by credit card. Expenses are realized and recorded when invoiced.

C. The Herbalist considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents. The Herbalist currently has no cash equivalents.

D. Basic and Diluted Earnings Per Share amounts are based on the weighted average number of shares outstanding at the dates of the financial statements. Fully Diluted Earnings Per Shares shall be shown on stock options and other convertible issues that may be exercised within ten years of the financial statement dates.

E. Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 3. INCOME TAXES

The Herbalist has adopted the provisions of SFAS No. 109 "Accounting for Income Taxes". SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Herbalist has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue Codes are met.

The Herbalist shares office space and telephone services of the President of The Herbalist at no charge.

NOTE 4.    GOING CONCERN

The Company has nominal assets and no current operations with which to create operating capital. The Company has accumulated deficits of $7,500 at March 31, 2002. The Company seeks to raise operating capital to promote and advertise its web site in an offering of its common stock on Form SB-2. The company's plan specifies a minimum amount of $10,000 in operating capital to operate for the next 12 months. However, there can be no assurance that such offering will be successful.

NOTE 5.  FISCAL YEAR END. The Herbalist's fiscal year end is December 31st.

NOTE 6. RELATED PARTY TRANSACTIONS. The Herbalist issued unregistered common stock to its President, in exchange for services as President, Secretary and Treasurer, and to non management consultants and employees in exchange for their services. The issuance of shares were recorded at their fair market value of par value. This is deemed appropriate, rather than recording the issuance of shares at the offering price, since The Herbalist's shares have no current book value.

-----------------------------------------------------------------
-----------------------------------------------------------------

No dealer, salesperson, or other person has been authorized to give any information or to make any representations in connection with this offering other than contained in this prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by The Herbalist. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or solicitation of any offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The information in this prospectus may be accurate only on the date of this prospectus, even if this prospectus is delivered to you or you buy common stock after that
date.  Until               , 2002 (90 days after the commencement of this
offering), all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.

------------------------

TABLE OF CONTENTS
                                                      PAGE
                                                    ---------

Prospectus Summary..............................                 1
Risk Factors....................................                 3
     The Herbalist is a development stage company
     which may make it difficult to evaluate
     our future prospects......................                  3
     Our financial status creates a doubt whether
     we will continue as a going concern, and,
     if we do not continue as a going concern,
     investors may lose their entire investment...               3
     Our success depends on generating awareness of
     The Herbalist name in association with the
     herbs we sell..............................                 3
     If we are not successful in raising at least
     $10,000 in the next twelve months, investors
     may lose their entire investment..............              3
     We will need additional capital to fund our
     expected needs for working capital and capital
     expenditures.................................               3
     We depend on our two officers who comprise the
     entire management team at the present time......            5
     The Herbalist has complete discretion in spending
     the proceeds of this offering...................            6
     Related party transactions and possible conflicts
     of interest affect investors' investment in our
     shares...........................................           6
     We do not have an encrypted link for credit card
     sales and we may not be able to generate sales
     if our website and systems are not as convenient
     to use as the sites of our competitors............          6
     We face intense competition in Internet herb
     sales...........................................            7
     Consumers may not accept an online source for
     our products....................................            7
     Extensive governmental regulation could limit
     our sales or add significant additional costs...            7
     The sale of herbs and minerals involves
     product liability and other risks..............             7
     We depend on third party shippers to deliver our
     products in a timely manner..................               7
     Our present systems are inadequate to support
     rapid growth in user demand..................               8
     Our computer and communications systems may
     fail or experience delays.....................              8

     We depend on continued growth in use of the
     Internet and online commerce..................              8
     We may be unable to respond to rapid changes in
     the online commerce industry..................              8
     This offering has no escrow, and investor funds
     may be used on receipt.........................             9





Use of Proceeds.................................        12
Dividend Policy.................................        13
Price Range of Securities.......................        13
Capitalization..................................        13
Dilution........................................        14
Selected Financial Data.........................        13
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        14
Business........................................        17
Management......................................        27
Certain Transactions............................        29
Principal Stockholders..........................        30
Description of Securities.......................        30
Shares Eligible for Future Sale.................        32
Plan of Distribution............................        33
Legal Matters...................................        34
Experts.........................................        34
Index to Financial Statements...................        35

The Herbalist, Inc.
50,000 SHARES OF Common stock
-------------

Prospectus

-------------

, 2002

-----------------------------------------------------------------
-----------------------------------------------------------------

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.751 of the Nevada Revised Statutes provides that International may provide in its articles of incorporation, by laws or by agreement, to indemnify International's officers and directors and affects their liability in that capacity, for any and all costs incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. International's By- Laws substantively provide that International indemnify its officers, directors, employees and agents to the fullest extent permitted by section 78.751.

Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of International pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, International has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by International of expenses incurred or paid by a director, officer or a controlling person of International in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, International will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by International under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...................................$     6.60
Printing and engraving expenses........................$   500
Accounting fees and expenses...........................$ 1,000
Legal fees and expenses (other than Blue Sky)........  $ 1,993.40
Blue sky fees and expenses
(including legal and filing fees)..................... $ 1,000
Miscellaneous......................................... $ 1,000
                                                       ----------
    Total........  ................................... $5,500
                                                       ----------
                                                       ----------
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by The Herbalist within the past three years and were not registered under the Securities Act.

In connection with organizing The Herbalist, on February 10, 1997, Robert T. Yarbray was issued 5,990,000 shares of restricted common stock, valued at $.001 per share, for an aggregate value of $3,500, in exchange for services, the business plan of The Herbalist, and The Herbalist's web site and domain names, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Mr. Yarbray may be deemed to be a promoter of The Herbalist.

In connection with organizing The Herbalist, on February 10, 1997, Franklin Scivally was issued 10,000 shares of restricted common stock, valued at $.001 per share, for an aggregate value of $3,500, in exchange for services, the business plan of The Herbalist, and The Herbalist's web site and domain names, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Mr. Yarbray may be deemed to be a promoter of The Herbalist.


On February 1, 2000, The Herbalist issued 250,000 shares of its common stock, valued at $.001 per share, to Kenneth G. Eade, counsel to The Herbalist, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information, in exchange for legal services rendered. Mr. Eade is a sophisticated investor who had superior access to all corporate and financial information, of the type that would be included in a registration statements, including our business plan and minutes, by-laws and articles of incorporation, and financial statements.

On February 10, 1997, The Herbalist issued 250,000 shares of its common stock at par value to Mike Charlton, for consulting services rendered, pursuant to
Section 4(2) of the Securities Act of 1933, to sophisticated investors who had access to all corporate information.

On February 10, 1997, The Herbalist issued 250,000 shares of its common stock at par value to Jeffrey Volpe, for consulting services rendered, pursuant to
Section 4(2) of the Securities Act of 1933, to sophisticated investors who had access to all corporate information.

On February 10, 1997, The Herbalist issued 250,000 shares of its common stock at par value to Joyce Loftin, for consulting services rendered, pursuant to
Section 4(2) of the Securities Act of 1933, to sophisticated investors who had access to all corporate information.

ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration
Statement:

  EXHIBIT
  NUMBER                 DESCRIPTION
-----------             -------------------------------------

       3.1              Articles of Incorporation
       3.1a            Amendment to Articles of Incorporation
       3.1b            Amendment to Articles of Incorporation
       3.2              By-Laws
       4.1              Form of Common stock Certificate
       5.1              Opinion of Kenneth G. Eade, Esq.,
                        Attorney at Law (including  consent)
      23.1              Consent of Independent Accountant
      23.2              Consent of Kenneth G. Eade
                        (filed as part of Exhibit   5.1)

                        ------------------------

ITEM 28. UNDERTAKINGS.

    The undersigned Company undertakes to:

    (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

        (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

   (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of The Herbalist pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, The Herbalist has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by The Herbalist of expenses incurred or paid by a director, officer or a controlling person of The Herbalist in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by The Herbalist under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

    (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                    SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santa Barbara, state of California, on April 11, 2002.


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

      The Herbalist, Inc.

      /s/ Robert T. Yarbray, Jr.
 -----------------------------------------
 Robert T. Yarbray, President and Director
 Date: April 11, 2002

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

     /s/ Robert T. Yarbray, Jr.
 -----------------------------------------------
 Robert T. Yarbray,Jr. President/Secretary/Director
 Date: February 21, 2002

     /s/ Franklin R. Scivally
 -----------------------------------------
 Franklin R. Scivally, Chief Financial Officer, Director
 Date: April 11, 2002

Exhibit 3(a)
ARTICLES OF INCORPORATION
FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
FEBRUARY 10, 1997

STATE OF NEVADA

IMPORTANT: READ INSTRUCTIONS ON REVERSE SIDE BEFORE COMPLETING THIS FORM
           TYPE OR PRINT (BLACK INK ONLY)

1.  NAME OF CORPORATION: SPECIALIZED LEASING, INC.

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in
Nevada where process may be served) Name of Resident Agent: Affordable Business Services, Inc. Street Address: 1055 E. Flamingo Road, #1009A, Las Vegas, NV 89119.

3. SHARES: (number of shares the corporation is authorized to issue)
Number of shares with par value: ) Par Value: $.001 Number of shares without par value: 50,000,000.

4. Governing board: SHALL BE STYLED AS (CHECK ONE)1 Director Trustees.

The FIRST BOARD OF DIRECTORS shall consist of 1 members and the names and addresses are as follows:

Name: Robert T. Yarbray - Address: 76803 Castle Court, Palm Desert, California.

5. PURPOSE: (optional-see reverse side) the purpose of the corporation shall be:

6. PERSONAL LIABILITY (pursuant to NRS 78.037):
   Check one: Accept xxx     Decline
                     ---

7. OTHER MATTERS: Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein a part of these articles: Number of pages attached:

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles (signatures must be)

Name Robert              T. Yarbray
Address:                 76803 Castle Court, Palm Desert, CA 92211
Signature:               ROBERT T. YARBRAY

Subscribed to me and sworn before me this --- day of February, 2000

                                  DOUGLAS BECKLEY
                                  _______________
                                  Notary Public

                                               (affix notary stamp or seal)

EXHIBIT 3.1a
Amendment to Articles of Incorporation

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
(After issuance of stock)
We the undersigned, Robert T. Yarbray, President or Vice President, and Robert
T. Yarbray, Secretary or Assistant Secretary, of Fancy Farms, Inc. do hereby certify:
That the board of directors of said corporation at a meeting duly convened held on the 3th day of March, 1999, adopted a resolution to amend the original articles as follows:
Article 3 is hereby amended to read as follows:
Shares Number of shares with par value: 50,000,000 par value: .001
Article 2 is hereby amended to read as follows:
RESIDENT AGENT:
Name of Resident Agent: Al Karp
Street Address: 5012 S. Arville, Las Vegas, NV 89118
The number of shares of the corporation entitled to vote on an amendment to the articles of incorporation is 25,000; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/Robert T. Yarbray
President
/s/ Robert T. Yarbray
Secretary

State of Nevada
County of Clark
On April 16, 1999 personally appeared before me, a Notary Public, Robert T. Yarbray, who acknowledged that they executed the above instrument.
/s/

EXHIBIT 3.1b
Amendment to Articles of Incorporation

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
(After issuance of stock)
We the undersigned, Robert T. Yarbray, President or Vice President, and Robert
T. Yarbray, Secretary or Assistant Secretary, of Fancy Farms, Inc. do hereby certify:
That the board of directors of said corporation at a meeting duly convened held on the 4th day of October, 1999, adopted a resolution to amend the original articles as follows:
Article 1 is hereby amended to read as follows:

NAME OF CORPORATION: The Herbalist, Inc.

The number of shares of the corporation entitled to vote on an amendment to the articles of incorporation is 7,500,000; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/Robert T. Yarbray
President
/s/ Robert T. Yarbray
Secretary

State of Nevada
County of Clark
On October 6, 1999 personally appeared before me, a Notary Public, Robert T. Yarbray, who acknowledged that they executed the above instrument.
/s/ William E. HANAN
(Notary Seal)

Exhibit 3.2

BY-LAWS OF The Herbalist, Inc.

ARTICLE I - OFFICES
The office of the Corporation shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time determine.

ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings:

The annual meeting of the shareholders of the Corporation shall be held within five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2 - Special Meetings:

Special meetings of the shareholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of ten per cent (10%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Law.

Section 3 - Place of Meetings:

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waives of notice of such meetings.

ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Office:

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2 - Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:

Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

Section 4 - Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

Section 5 - Duties of Officers:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these by-laws, or may from time to time be specifically conferred or imposed by the Board of Directors. The president shall be the chief executive officer of the Corporation.

ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock:
(a) The certificates representing the shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (I) the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

(b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in corporation to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgement of the Board of Directors, it is proper so to do.

Section 6 - Sureties and Bonds:

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 7 - Shares of Other Corporations:

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, or such other person as the Board of Directors may authorize.

ARTICLE VI - DIVIDENDS

Subject to applicable law, dividends may be declared and paid of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

ARTICLE VII-FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII-CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE IX - AMENDMENTS

Section 1 - By Shareholders:

All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of directors at any annual or special meeting of shareholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

Section 2 -By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal by-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

Section 3 - Transfers of Shares:

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, or less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

Section 13 - Committees:

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

ARTICLE X - INDEMNITY

(a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer of employee of the Corporation, or of any Corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.



Exhibit 4.1
SPECIMEN OF Common stock CERTIFICATE

[________]NUMBER
 SHARES[________]
 AUTHORIZED Common stock; 50,000,000 SHARES PAR VALUE $.001 NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT INCORPORATED UNDER THE LAWS OF THE STATE OF Nevada Common stock CUSIP 307103 10 1
 THIS CERTIFIES THAT

IS THE RECORD HOLDER OF SHARES OF The Herbalist, Inc. Common stock TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

 Dated:

[SEAL OF The Herbalist, Inc.]

Robert T. Yarbray, Jr.

President
---------------------------
Franklin R.Scivally

Secretary


 By: Pamela Gray
Atlas Stock Transfer Corporation
 Salt Lake City, UT


This Certificate is not valid unless countersigned by the Transfer Agent.

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank) , or a trust company.

The following abbreviation, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM - as tenants in common UNIF GIFT MIN ACT - ____Custodian____  TEN ENT
- as tenants by the entireties    (Cust) (Minor) JT TEN - as joint tenants with
right under Uniform Gifts to Minors of survivorship and not as Act ________________________ tenants in common
   (State)
Additional abbreviation may also be used though not in above list.

FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE -
-------------------------------------------------------------
________________________________________________________
______ ___ _________ (Please print or typewrite name and address including zip code of assignee)
________________________________________________________ ______
_______________________________________________________________
______ ___ _________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

EXHIBIT 5.1 OPINION OF COUNSEL AND CONSENT

February 19, 2002

Board of Directors
The Herbalist, Inc.
451 E.Main Street
Ventura, CA 93001

     Re: The Herbalist, Inc.

Gentlemen:

The undersigned is counsel for The Herbalist, Inc.. I have been requested to render an opinion on the tradeability of the 50,000 shares of The Herbalist proposed to be sold pursuant the The Herbalist's Registration Statement on Form SB-2. In rendering this opinion, I have reviewed The Herbalist's Registration on Form SB- 2, company articles of incorporation and by laws and other corporate documents. All representations made to me in The Herbalist documents and by company officers and directors are deemed to be accurate. It is my opinion that the shares to be issued will be free trading shares. It is further my opinion that:

1. The Herbalist is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. That the shares of common stock to be issued by The Herbalist have been reserved and have been duly and properly approved by The Herbalist's Board of Directors.


3. That the shares of stock will be legally issued, fully paid, and non-assessable when sold, , and will be a valid and binding obligation of the corporation.

4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in The Herbalist's Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

/s/ Kenneth G. Eade
---------------------
KENNETH G. EADE


EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANT

I hereby consent to the inclusion of the independent accountant's report dated April 10, 2002, the balance sheet and the related statements of income, stockholder's equity, and cash flows for the period inception (February 10, 1997) through March 31, 2002, in the Registration Statement on Form SB-2, and any other references to me in the Registration Statement.

ROGER G. CASTRO
Roger G. Castro
Certified Public Accountant

Oxnard, Nevada
April 10, 2002

EXHIBIT
SUBSCRIPTION AGREEMENT
79811 A Country Club Dr.
Bermuda Dunes, CA


Gentlemen:

The undersigned represents as set forth below and subscribes to purchase ________Shares at $.50 per Share, for $_______________, subject to your
acceptance of this subscription.   There is no minimum contingency and proceeds
may be used at the issuer's discretion. If any checks are delivered to any NASD member, the member must promptly, by noon of the next business day, transmit all checks received to the issuer or any person entitled thereto. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The state of California_______
The State of New York_____
The State of Florida_____
The District of Columbia_____Other State _____________
A State foreign to U.S.A._____

Dated:______________.

If not an individual:_________________________
Signature

__________________________________________________
Name of Corporation, Trust, Print or type name of
or Partnership Signer
__________________________________________________
State where incorporated, P.O. Box or Street Address organized, or domiciled

__________________________________________________
Print Signer's Capacity, City, State and Zip Code

_________________________
Tax ID Number_________________________
Telefax and Phone Numbers
_________________________
Social Security